UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 7, 2022

ENERGY FOCUS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36583	94-3021850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

32000 Aurora Road Suite B	Solon,	OH	44139
(Address of principal executive offices)			(Zip Code)

(440) 715-1300
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	EFOI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Lesley Matt
On September 12, 2022, Energy Focus, Inc. (the “Company”) announced that its Board of Directors (the “Board”) appointed Lesley Matt as the Company’s Chief Executive Officer, effective September 12, 2022. Stephen Socolof, the Company’s Chairman and previous Interim Chief Executive Officer, will continue serving as Chairman of the Board.
Ms. Matt, age 36, spent over 12 years at TCP Lighting, a global manufacturer and distributor of energy efficient lighting technologies. From 2019 to 2022, Ms. Matt served as the Senior Vice President of TCP Lighting, and previously was Vice President Marketing and Products from 2018 to 2019 at TCP Lighting, following significant marketing, sales and product roles since 2010. Previously, Ms. Matt was in several marketing roles at Knotice, a cloud-based data management platform for the marketing industry. She has over 15 years of operations, sales and marketing experience for lighting and technology companies. Ms. Matt received her bachelor of science degree in marketing management from the University of Akron.
In connection with Ms. Matt’s appointment as Chief Executive Officer, the Company entered into an offer letter agreement with Ms. Matt (the “Offer Letter”). The Offer Letter includes the following material terms:
a.Ms. Matt’s initial annual base salary rate will be $260,000;
b.Ms. Matt will be eligible to earn an annual discretionary cash bonus with a target award equal to 50% of her annual base salary, which bonus is expected to be determined based upon both the Company’s financial performance (70%) and her individual performance (30%);
c.As a material inducement to Ms. Matt’s acceptance of employment with the Company, the Company has granted Ms. Matt an initial stock option award to purchase 150,000 shares of the Company’s common stock (the “Inducement Option Award”), which Inducement Option Award will generally vest over a four-year period, with 25% generally vesting on the first anniversary of the grant date, and the remainder generally vesting in substantially equal monthly installments for 36 months thereafter;
d.While employed by the Company, Ms. Matt will be eligible to participate in the Company’s standard employee benefit plans (including certain retirement and health and welfare benefit plans); and
e.Ms. Matt has agreed to enter into a Confidentiality and Non-Competition Agreement that includes customary confidentiality, intellectual property, non-competition, and employee and customer non-solicitation provisions.
The Inducement Option Award, which was intended to be an inducement award under Rule 5635(c)(4) of the Nasdaq Stock Market Listing Rules, was effective on September 12, 2022 and has a per share exercise price equal to the closing price of a share of the Company’s common stock on such date.
Item 9.01    Financial Statements and Exhibits.

    (d)    Exhibits.

Exhibit
Number	Description

99.1	Press Release Dated September 12, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 12, 2022

ENERGY FOCUS, INC.

	By:	/s/ Clifford R. Griffin
	Name:	Clifford R. Griffin
	Title:	SVP, Corporate Controller and Chief Accounting Officer